Exhibit 77K(2)




December 17, 2003

Securities and Exchange Commission
Mail Stop11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

We have read Item 77K of NAB Exchangeable Preferred Trust's Form N-SAR dated December 17, 2003, of and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP


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